EXHIBIT 10.22

THIRD AMENDMENT TO LEASE AGREEMENT

     THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”), is made this 3rd day of June, 2008, by 3280 PEACHTREE I LLC (as “Landlord”) and XPEDITE SYSTEMS, LLC D/B/A PREMIERE GLOBAL SERVICES (as “Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant did enter into that certain Lease Agreement, dated as of October 28, 2005 (the “Original Lease”), for space (consisting of all of the 10th floor, containing 23,684 square feet of Rentable Floor Area) in that certain building located at 3280 Peachtree Road, Atlanta, Georgia (the “Building”), as such space is more particularly described in the Original Lease (the “Demised Premises”).

     WHEREAS, Landlord and Tenant did enter into that certain First Amendment to Lease Agreement, dated July 31, 2006 (the “First Amendment”).

     WHEREAS, Landlord and Tenant did enter into that certain Second Amendment to Lease Agreement, dated March 15, 2007 (the “Second Amendment”).

     WHEREAS, the Original Lease, as modified by the First and Second Amendment is sometimes herein referred to collectively as the “Lease”.

     WHEREAS, Landlord and Tenant desire to modify and amend the Lease, in the manner and for the purposes herein set forth.

     NOW, THEREFOR, for and in consideration of the mutual premises, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

     1. Defined Terms. All capitalized terms not defined herein shall have the same meaning as set forth in the Original Lease.

     2. Extension of Lease Term. The Lease Term is extended by forty-nine (49) months, from July 31, 2014 (the “Term Addition”), so that it shall continue through August 31, 2018, unless sooner terminated in accordance with the terms of the Lease. This Term Addition shall not be deemed to be or constitute an election by Tenant to exercise an “Extended Term”, as described in Article 56 of the Original Lease.

     3. Base Rental. Base Rental shall be due from Tenant, and Tenant hereby covenants and agrees to pay Base Rental, for the Term Addition, as follows:

For the Demised Premises, containing 23,684 square feet of Rentable Floor Area
August 1, 2014 - July 31, 2015	$25.40 per square foot of Rentable Floor Area
August 1, 2015 - July 31, 2016	$26.10 per square foot of Rentable Floor Area
August 1, 2016 - July 31, 2017	$26.82 per square foot of Rentable Floor Area
August 1, 2017 - July 31, 2018	$27.56 per square foot of Rentable Floor Area
August 1, 2018 - August 31, 2018	$28.32 per square foot of Rentable Floor Area

     4. Additional Rental. Tenant’s Additional Rental and Tenant’s Forecast Additional Rental shall be charged to and be due and payable from Tenant with respect to the Demised Premises leased under the Lease, for the Term Addition, on the same terms and conditions as is set forth in the Lease.

     5. Tenant Improvement Allowance. Landlord shall also provide an additional allowance of $236,840 for work performed or to be performed by Tenant on the original Demised Premises (the “Additional Allowance”). The Additional Allowance shall be paid to Tenant within thirty (30) days after Tenant has presented to Landlord reasonable evidence of (a) any hard or soft costs incurred by Tenant and relating to improvements or alterations made or being made to any portion of the Demised Premises, including, but not limited to, any such costs incurred prior to the date of this Third Amendment, or (b) any hard or soft costs incurred by American Teleconferencing Services, Ltd. (“ATS”), with respect to any Building space leased by ATS, including but not limited to, any such costs incurred prior to the date of this Third Amendment, or (c) any costs incurred by Tenant or ATS, for wiring or telecommunications installation, or (d) any costs incurred by ATS for furniture for space on the eighth (8th) floor of the Building (but, with respect to this item (d), no more than $47,368.00 of the Additional Allowance may be allocated to and used for furniture for space in the eighth (8th) floor of the Building). Tenant shall have the right to require payments of the Additional Allowance on a monthly basis.

     6. Brokers. COUSINS PROPERTIES INCORPORATED (“CPI”) REPRESENTED LANDLORD IN THIS TRANSACTION. COLLIERS CAUBLE (“CC”) REPRESENTED TENANT IN THIS TRANSACTION. CPI AND CC ARE ENTITLED TO A LEASING COMMISSION FROM LANDLORD BY VIRTUE OF THIS THIRD AMENDMENT, WHICH LEASING COMMISSION SHALL BE PAID BY LANDLORD TO SAID BROKERS IN ACCORDANCE WITH THE TERMS OF SEPARATE AGREEMENTS BETWEEN LANDLORD AND CPI AND CC, RESPECTIVELY. Tenant hereby authorizes Broker(s) and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that (except with respect to any Broker[s] identified hereinabove) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Third Amendment and that (except with respect to any Broker[s] identified hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys’ fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than the Broker[s] identified hereinabove) claiming to have dealt with Tenant, whether or not such claim is meritorious. Landlord represents and warrants to Tenant that (except with respect to any Broker[s] identified hereinabove) no broker, agent, commission salesperson, or other person has represented Landlord in the negotiations for and procurement of this Third Amendment and that (except with respect to any Broker[s] identified hereinabove) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Landlord.

     7. Consent of Guarantor. Tenant shall cause the guarantor of the Original Lease to execute and deliver to Landlord the Acknowledgement, Consent and Reaffirmation of Guarantor of Lease, attached hereto as Exhibit “A”, by this reference incorporated herein, with the execution and delivery of this Third Amendment. The delivery of this document is a material inducement to Landlord, without which Landlord would not have executed and delivered this Third Amendment.

     8. No Other Modifications. Except as expressly modified herein, the Lease shall remain in full force and effect and, as modified herein, is expressly ratified and confirmed by the parties hereto. There is no default, event of default or failure to comply with the terms of the Lease by either party hereto. There is no default, event of default or failure to comply with the terms of the Lease by either party hereto.

     9. Legal Representatives, Successors and Assigns. This Third Amendment shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns.

     10. Georgia Law. This Third Amendment shall be construed and interpreted under the laws of the State of Georgia.

     11. Time of Essence. Time is of the essence of this Third Amendment.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

“LANDLORD”:

3280 PEACHTREE I LLC,
a Georgia limited liability company

By:	Cousins Properties Incorporated,
a Georgia corporation,
Member

	By:	/s/ John S. McCall
	Its:	SVP

(CORPORATE SEAL)

“TENANT”:

XPEDITE SYSTEMS, LLC, D/B/A PREMIERE GLOBAL SERVICES

By:	/s/ Scott Askins Leonard
Name:	Scott Askins Leonard
Title:	SVP-Legal

Attest:	/s/ Anne E. Jacobs
Name:	Anne E. Jacobs
Title:	Sr. Paralegal

(CORPORATE SEAL)